BESTWAY COACH EXPRESS INC.

Bus Lease 1818

26980-61874

Master Lease Agreement

MASTER LEASE AGREEMENT ("Master Lease") dated as of 10-6-97 between The CIT Group/Equipment Financing, Inc. (Lessor),

having a place of business at P.O. Box 27248 (Address) Tempe (City) AZ (State) 85285-7248 (Zip Code)

and Eastway Coach Express Inc. ("Lessee"),

having a place of business at 2513 Lisa Drive (Address) Waldorf (City) MD (State) 20601 (Zip Code)

This Master Lease Agreement provides a set of terms and conditions that the parties hereto intend to be applicable to various transactions for the lease of personal property. Each lease contract shall be evidenced by an equipment schedule ("Schedule") executed by Lessor and Lessee that explicitly incorporates the provisions of this Master Lease Agreement and that sets forth specific terms of that particular lease contract. Where the provisions of a Schedule conflict with the terms hereof, the provisions of the Schedule shall prevail. Each Schedule shall constitute a complete and separate lease agreement, independent of all other Schedules, and without any requirement of being accompanied by an originally executed copy of this Master Lease Agreement. The term "Lease" when used herein shall refer to an individual Schedule.

One originally executed copy of the Schedule shall be denominated "Originally Executed Copy No. 1 of 1 originally executed copies" and such copy shall be retained by Lessor. If more than one copy of the Schedule is executed by Lessor and Lessee, all such other copies shall be numbered consecutively with numbers greater than 1. Only transfer of possession by Lessor of the originally executed copy denominated "Originally Executed Copy No. 1" shall be effective for purposes of perfecting an interest in such Schedule by possession.

1. Equipment Leased and Term.

This Lease shall cover such personal property as is described in any Schedule executed by or pursuant to the authority of Lessee, accepted by Lessor in writing and identified as a part of this Lease (which personal property with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed thereto is hereinafter called the "Equipment"). Lessor hereby leases to Lessee and Lessee hereby hires and takes from Lessor, upon and subject to the covenants and conditions hereinafter contained, the Equipment described in any Schedule. Notwithstanding the commencement date of the term of this Lease with respect to any item of Equipment, Lessee agrees that all risk of loss of the Equipment shall be on Lessee from and after shipment of the Equipment to Lessee by the seller thereof, F.O.B. seller's point of shipment, the date of such shipment being hereinafter called "date of shipment." The term of this Lease with respect to any item of Equipment shall be for the period as set forth in the Schedule. Lessee hereby gives Lessor authority to insert the actual commencement date and date of first monthly rental for any item of Equipment in any Schedule as well as such items as serial numbers if such are not already inserted when such Schedule is executed by Lessee. "Seller" as used in this Lease means the supplier from which Lessor acquires any item of Equipment.

2. Rent.

Lessee shall pay to Lessor rent for each item of Equipment in the amounts and at the times specified in the Schedule. Any payment not made when due shall, at the option of Lessor, bear late charges thereon calculated at the rate of 1 1/2% per month, but in no event greater than the highest rate permitted by relevant law.

All rent shall be paid at Lessor's place of business shown above, or such other place as Lessor may designate by written notice to the Lessee. All rents shall be paid without notice or demand and without abatement, deduction or set off of any amount whatsoever. The operation and use of the Equipment shall be at the risk of Lessee and not of Lessor and the obligation of Lessee to pay rent hereunder shall be unconditional.

3. No Warranties by Lessor; Maintenance and Compliance with Laws.

Lessor, not being the manufacturer of the Equipment, nor manufacturer's agent, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, QUALITY, DESIGN, CONDITION, CAPACITY, SUITABILITY, MERCHANTABILITY OR PERFORMANCE OF THE Equipment OR OF THE MATERIAL OR WORKMANSHIP THEREOF, IT BEING AGREED THAT THE Equipment IS LEASED "AS IS" AND THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE AT ITS SOLE RISK AND EXPENSE. Lessee accordingly agrees not to assert any claim

whatsoever against Lessor based thereon. Lessee further agrees, regardless of cause, not to assert any claim whatsoever against Lessor for loss of anticipatory profits or consequential damages. Lessor shall have no obligation to install, erect, test, adjust or service the Equipment. Lessee shall look to the manufacturer and/or Seller for any claims related to the Equipment. Lessor hereby acknowledges that any manufacturer's and/or Seller's warranties are for the benefit of both Lessor and Lessee.

No oral agreement, guaranty, promise, condition, representation or warranty shall be binding; all prior conversations, agreements or representations related hereto and/or to the Equipment are integrated herein, and no modification hereof shall be binding unless in writing signed by Lessor. Lessee agrees, at its own cost and expense:

(a) to pay all shipping charges and other expenses incurred in connection with the shipment of the Equipment by the Seller to Lessee;

(b) to pay all charges and expenses in connection with the operation of each item of Equipment;

(c) to comply with all governmental laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment; and

(d) to make all repairs and replacements required to be made to maintain the Equipment in the condition set forth in Rider A to the Schedule.

4. Insurance.

Lessee shall maintain at all times on the Equipment, at its expense, all-risk physical damage insurance and comprehensive general and/or automobile (as appropriate) liability insurance (covering bodily injury and property damage exposures including, but not limited to, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lessor; provided, that the amount of all-risk physical damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the Equipment as of such date.

Each physical damage insurance policy will name Lessor as loss payee. Each liability insurance policy will name Lessor as additional insured. Each insurance policy will also require that the insurer give Lessor at least thirty (30) days prior written notice of any alteration in or cancellation of the terms of such policy and require that Lessor's interests be continued insured regardless of any breach or violation by Lessee or others of any warranties, declarations or conditions contained in such insurance policy. In no event shall Lessor be responsible for premiums, warranties or representations to any insurer or any agent thereof. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, but Lessor shall be under no duty to ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. Lessee shall be liable for all deductible portions of all required insurance. Lessor may, at its own expense, for its own benefit, purchase insurance in excess of that required under this Lease Agreement. Physical damage insurance proceeds shall be applied as set forth in Section 5.

5. Loss and Damage.

Lessee agrees to assume and bear the entire risk of any partial or complete loss with respect to the Equipment from any and every cause whatsoever including theft, loss, damage, destruction or governmental taking, whether or not such loss is covered by insurance or caused by any default or neglect of Lessee. Lessee agrees to give Lessor prompt notice of any damage to or loss of any Equipment. All physical damage insurance proceeds shall be payable directly to Lessor. If any of the Equipment is lost, destroyed, damaged beyond repair, or taken by governmental action, Lessee shall pay to Lessor on the next rent payment date following such loss or taking the Stipulated Loss Value for such Equipment (computed as of the rent payment date on or immediately preceding the date of such loss or taking), and any other amounts then due and owing hereunder (including all rent payments due on or prior to the date of such Stipulated Loss Value payment) with respect to that Equipment, and the Lease for such Equipment shall terminate when such payment is made. Following payment of any Stipulated Loss Value, and if no Event of Default as defined in Section 10 has occurred and remains continuing, Lessor will then:

(a) transfer to Lessee Lessor's rights to such Equipment "as-is, where-is and with all defects," without recourse and without representation or warranty, express or implied, other than a warranty that the Equipment is free and clear of any liens created by Lessor; and

(b) remit to Lessee any physical damage insurance proceeds arising out of such loss up to the amount of the Stipulated Loss Value paid.

Lessee shall determine in the exercise of its reasonable judgment whether the Equipment is damaged beyond repair, subject to Lessor's approval. In the event of damage or loss which does not result in damage beyond repair or a total loss of the Equipment or any item thereof, Lessee shall cause the affected Equipment to be restored to the condition required by the

terms of this Lease. Upon completion of such repair and after supplying Lessor with satisfactory evidence thereof (and provided no Event of Default has occurred and remains continuing), Lessee shall be entitled to receive any insurance proceeds or other recovery to which Lessor would otherwise be entitled in connection with such loss up to the amount expended by Lessee in making the repair.

Lessor shall not be obligated to undertake by litigation or otherwise the collection of any claim against any person for loss of, damage to, or governmental taking of the Equipment, but Lessor will cooperate with Lessee at Lessee's expense to pursue such claims.

Except as expressly provided above, the total or partial destruction of any Equipment or Lessee's total or partial loss of use or possession thereof shall not release or relieve Lessee from its obligations under this Master Lease or any Schedule including the duty to pay the rent(s) herein provided.

6. Taxes.

Lessee shall pay, and shall indemnify and hold Lessor harmless from and against, on an after-tax basis, all fees, taxes, withholdings, assessments and other governmental charges, however designated together with any penalties, fines or interest, if any, thereon, (collectively, the "Impositions") which are at any time levied or imposed against Lessor, Lessee, this Lease, the Equipment or any part thereof by any Federal, state, local or foreign government or taxing authority upon, with respect to, as a result of or measured by (i) the Equipment (or any part thereof), or this Lease or the interest of the Lessor therein; or (ii) the purchase, ownership, delivery, leasing, possession, maintenance, use, operation, return, sale or other disposition of the Equipment or any part thereof; or (iii) the rentals, receipts or earnings payable under this Lease or otherwise arising from the Equipment or any part thereof; excluding, however, taxes based on or measured by the net income of Lessor. Lessor (a) shall pay, and promptly upon receipt of Lessor's invoice therefor Lessee shall reimburse Lessor for paying, any Impositions, and (b) in case any report or return is required to be filed with respect to any Impositions, Lessor will make such report or return to show Lessor's ownership of the Equipment. Lessor and Lessee may instead agree in writing that Lessee will pay any Impositions directly or file any such reports or returns. Lessee's obligations under this Section shall survive the expiration or termination of this Lease.

7. Lessor's Title, Right of Inspection and Identification of Equipment.

Title to the Equipment shall at all times remain in Lessor and Lessee will at all times protect and defend, at its own cost and expense, the title of Lessor from and against all claims, liens and legal processes of creditors of Lessee and keep all the Equipment free and clear from all such claims, liens and processes. The Equipment is and shall remain personal property. Upon the expiration or termination of this Lease with respect to any item of Equipment Lessee shall return such Equipment in accordance with the provisions set forth in Rider A to the Schedule.

Lessor shall have the right from time to time during reasonable business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition and proper maintenance of the Equipment and during any period of storage Lessor shall also have the right to demonstrate and show the Equipment to others. The foregoing rights of entry are subject to any applicable governmental laws, regulations and rules concerning industrial security. Lessee shall, upon the request of Lessor, and at its own expense firmly affix to the Equipment, in a conspicuous place, such a decalcomania or metal plate as shall be supplied by Lessor showing the Lessor as the owner and lessor of such Equipment.

8. Possession, Use and Changes in Location of Equipment.

So long as Lessee shall not be in default under the Lease it shall be entitled to the possession and use of the Equipment in accordance with the terms of this Lease. The Equipment shall be used in the conduct of the lawful business of Lessee, and no item of Equipment shall be removed from its location shown on the Schedule, without the prior written consent of Lessor. Lessee shall not, without Lessor's prior written consent, part with possession or control of the Equipment or attempt or purport to sell, pledge, mortgage or otherwise encumber any of the Equipment or otherwise dispose of or encumber any interest under this Lease.

9. Performance of Obligations of Lessee by Lessor.

In the event that the Lessee shall fail duly and promptly to perform any of its obligations under the provisions of Sections 3, 4, 5, 6, and 7 of this Lease, Lessor may, at its option, perform the same for the account of Lessee without thereby waiving such default, and any amount paid or expense (including reasonable attorneys' fees), penalty or other liability incurred by Lessor in such performance, together with interest at the rate of 1 1/2% per month thereon (but in no event greater than the highest rate permitted by relevant law) until paid by Lessee to Lessor, shall be payable by Lessee upon demand as additional rent for the Equipment. Lessee shall be responsible for and pay to Lessor a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges incurred by Lessor plus (ii) all other actual costs and expenses incurred by Lessor. The returned check fee is payable upon demand as additional rent under this Lease.

10. Default.

An Event of Default shall occur if:

(a) Lessee fails to pay when due any installment of rent and such failure continues for a period of 10 days;

(b) Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure continues uncured for 15 days after written notice thereof to Lessee by Lessor;

(c) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

(d) within 60 days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 60 days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

(e) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the Equipment or any item thereof;

(f) Lessee defaults in payment or performance of any obligation or indebtedness of any kind or description, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising owing to Lessor or any of its agents or affiliates; or

(g) Any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee in or in connection with this Lease proves to have been false in any material respect when made or furnished.

11. Remedies Upon Default.

Upon the occurrence of an Event of Default, Lessor shall have all the rights and remedies provided by applicable law and by this Lease. Notwithstanding that this Agreement is a lease and title to the Equipment is at all times in Lessor, Lessor may nevertheless at its option choose those rights and remedies of a secured party under the Uniform Commercial Code. In addition, Lessor, at its option, may:

(a) by notice to Lessee terminate this Lease effective on the date such Event of Default first occurred;

(b) proceed by appropriate court action or actions or other proceedings either at law or equity to enforce performance by the Lessee of any and all covenants of this Lease and to recover damages for the breach thereof;

(c) Lessor and/or its agents may without notice or liability or legal process, enter into any premises of or under control or jurisdiction of Lessee or any agent of Lessee where the Equipment may be or by Lessor is believed to be, and repossess all or any item thereof, disconnecting and separating all thereof from any other property and using all force necessary or permitted by applicable law so to do, Lessee hereby expressly waiving all further rights to possession of the Equipment and all claims for injuries suffered through or loss caused by such repossession or demand that Lessee deliver the Equipment forthwith to Lessor at Lessee's expense at such place as Lessor may designate; and

(d) elect to sell, release or otherwise dispose of all or part of the Equipment or to retain all or part thereof, in such manner and on such terms and conditions as Lessor may determine in its sole discretion, with or without notice to Lessee which Lessee hereby waives to the extent permitted by applicable law (Lessor may sell or lease the Equipment at a time and location of its choosing provided that the Lessor acts in good faith and in a commercially reasonable manner);

(e) declare immediately due and payable any unpaid rent, late charges and any other amounts due hereunder that accrued on or before the occurrence of the Event of Default, plus as liquidated damages for loss of the bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment as of the rent payment date immediately preceding the date Lessor declares the Lease in default, and, in addition, all attorney and court costs incurred by Lessor relating to the enforcement of its rights under the Lease. Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment, subject, however, to its obligation to mitigate damages;

and Lessor may use Lessee's premises for any or all of the foregoing. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value of the Equipment plus any accrued and unpaid rent, late charges, indemnities and any other amounts then remaining unpaid under the Lease; then (3) to reimburse to Lessee any such sums previously paid by Lessee

as liquidated damages; (4) any surplus shall be retained by Lessor. In no event shall Lessee upon demand by Lessor for payment hereunder or otherwise be obligated to pay any amount in excess of that permitted by law.

The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. No remedy of Lessor hereunder shall be exclusive of any remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy.

12. Indemnity.

Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify and save Lessor harmless from and against any and all liability, loss, damage, expense, causes of action, suits, claims or judgments arising from or caused directly or indirectly by:

(a) Lessee's failure to promptly perform any of its obligations under the provisions of Sections 3, 4, 5, 6 and 7 of this Lease; or

(b) injury to persons or damage to property resulting from or based upon actual or alleged use, operation, delivery or transportation of any or all of the Equipment or its location or condition; or

(c) inadequacy of the Equipment, or any part thereof, for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand. Lessee agrees that its obligations under this Section 12 shall survive the expiration or termination of this Lease.

13. Lessee's Warranties.

Lessee warrants that each item of Equipment has the recovery period under Section 168(c) of the Internal Revenue Code of 1986 as amended or any comparable successor law ("Code") as set forth on the Schedule and will be eligible for depreciation deductions determined by using the method specified in Section 168(b)(1) of the Code commencing with the taxable year of Lessor that includes the delivery date and using a basis equal to Lessor's cost as set forth on the Schedule; a reasonable estimate of the useful life of each item of Equipment is at least 125% of its lease term; a reasonable estimate of the fair market value of each item of Equipment at the end of its lease term is at least 20% of Lessor's cost therefor; and Lessee will not use the Equipment in a manner which will result in foreign source income for Lessor; and this Lease constitutes a "qualified motor vehicle operating agreement" within the meaning of Section 7701(h)(2) of the Code, the Equipment constitutes "motor vehicles" within the meaning of such Section 7701(h)(2) and the provisions of Section 18 hereof constitute a "terminal rental adjustment clause" within the meaning of Section 7701(h)(3) of the Code.

14. Tax Indemnity.

Lessor has calculated the rent payments and Stipulated Loss Values for each Schedule based in part on Lessee's warranties herein and on the assumptions that Lessor shall be entitled to all tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including but not limited to, (i) the accelerated cost recovery deductions determined in accordance with Section 168(b)(1) of the Code for each item of Equipment based on the cost and depreciable life thereof specified on the Schedule, (ii) deductions for interest on any indebtedness incurred by Lessor to finance any item of Equipment and (iii) sourcing of income and losses attributable to this Lease to the United States. Lessee agrees to take no action inconsistent with the foregoing or which would result in the loss, disallowance or unavailability to Lessor of all or any part of the Tax Benefits. Lessee, for any reason whatsoever, including as a result of any amendment to the Code or any other change in tax law occurring after the date of the Lease ("Tax Law Change"), hereby indemnifies and holds harmless Lessor from and against (i) any of the following: (1) the loss, disallowance, unavailability or recapture of all or any part of the Tax Benefits, if Lessor shall not be entitled or shall determine that it shall not have substantial authority to claim, shall suffer a disallowance of, or shall be required to recapture all or any part of the Tax Benefits; (2) Lessor's originally contemplated after-tax rate of return ("Net Return") is otherwise adversely affected by a Tax Law Change (including a tax rate change); (3) Lessor shall be required to include in its gross income for any period before the expiration or termination of this Lease any amount other than (a) the rent in the respective specified monthly payment amounts and not prior to the respective periods to which rent is allocable under the terms of this Lease and (b) any other amounts to the extent not offset by deductions for such amounts in Lessor's taxable year in which such amount are includible in gross income; or (4) any item of income, gain, loss, deduction or credit with respect to the Equipment shall be treated or derived from, or allocable to, sources without the United States and consequently Lessor shall be able to utilize as a credit against its Federal income tax liability in any year, a smaller amount of foreign taxes than it would have been able to utilize had such item of income, gain, loss, deduction or credit not been treated as derived from, or allocable to sources without the United States; plus (ii) all interest, penalties, fines or additions to tax resulting from such loss, disallowance, unavailability or recapture; plus (iii) all taxes required to be paid by Lessor upon receipt of the indemnity set forth in this paragraph which shall be computed at the highest marginal statutory tax rate then applicable to Lessor. Any indemnity payments made by Lessee shall be calculated so as to allow Lessor to maintain its Net Return with respect to the Lease. Payment shall be made in immediately available funds within 30 days after receipt of a written

demand therefor from Lessor. In the event of an indemnity payment, Stipulated Loss Values shall be adjusted by Lessor to those values determined by Lessor as necessary to maintain Lessor's Net Return. For the purposes of this Section, "Lessor" includes for all tax purposes the consolidated taxpayer group of which Lessor is part.

15. Assignment, Notices and Waivers.

This Lease and all rights of Lessor hereunder shall be assignable by Lessor without Lessee's consent, but Lessee shall not be obligated to any assignee of Lessor except after written notice of such assignment from Lessor. Following such assignment, solely for the purpose of determining assignee's rights hereunder, the term "Lessor" shall be deemed to include or refer to Lessor's assignee. Without the prior written consent of Lessor, Lessee shall not assign this Lease or its interests hereunder or enter into any sub-lease with respect to the Equipment covered hereby. All notices to Lessor shall be delivered in person to an officer of the Lessor, or shall be sent certified mail return receipt requested to Lessor at its address shown herein or at any later address last known to the sender. All notices to Lessee shall be in writing and shall be delivered by mail at its address shown herein or at any later address last known to the sender. A waiver of a default shall not be a waiver of any other or a subsequent default.

16. Further Assurances.

Lessee shall execute and deliver to Lessor, upon Lessor's request such instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of this Lease and Lessor's rights hereunder and to enable Lessor to fulfill all of its tax filing obligations. Lessee may not terminate any Schedule without the written consent of Lessor. If Lessor in good faith believes itself insecure or performance impaired, it may declare a default hereunder or, instead of declaring a default, Lessor may demand, and Lessee hereby agrees to give, additional Equipment or other collateral as security for the obligations hereunder.

17. Lease Irrevocability.

This Lease is irrevocable for the full terms thereof as set forth in any Schedule and for the aggregate rentals therein reserved and the rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by the Lessor or for any other reason.

18. Terminal Rental Adjustment Clause.

(a) Sale of Equipment. Subject to Subsection 18(b) hereof, the fair market sale value of Equipment as of the final day of the lease term (the "Expiration Date") shall be determined, and the Equipment shall be sold, as follows:

(i) Purchase by Highest Bidder. During the 90-day period prior to the Expiration Date, Lessor shall obtain bids for all items of Equipment from prospective purchasers. Lessee shall be free to bid on such Equipment during such period. Lessor shall sell such Equipment to the highest bidder on an "as-is, where-is" basis within ten (10) days after the Expiration Date, by delivery of a bill of sale, without representation or warranty, express or implied, except as to the absence of liens created by Lessor, provided that the conditions of such sale shall not be deemed to limit Lessee's obligations under Section 7 hereof. Lessor shall inform each bidder, including Lessee, of the amount of all bids received from other bidders before and after receipt of a bid from such bidder and each bidder, including Lessee, may bid as many times as it chooses during the 100-day aggregate period referred to above. Lessee shall pay or reimburse to Lessor all taxes (other than income taxes on any gain on such sale), costs and expenses (including legal fees and expenses) incurred or paid by Lessor in connection with such sale or of the sale described in Subsection 18(a)(ii). The Actual Residual Value shall be deemed to equal the purchase price received for such Equipment by Lessor net of all amounts referred to in the preceding sentence.

(ii) No Available Bidder. In the event no bids are received or the Equipment is not sold during the 100-day aggregate period referred to above, Lessee and Lessor agree that a disposition of such Equipment shall have occurred and, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sale price of such Equipment would be, that the Actual Residual Value shall equal zero for purposes of the rental adjustment set forth in Subsection 18(b) hereof, provided that if and when Lessor sells such Equipment, the Actual Residual Value shall be deemed to equal the purchase price received for such Equipment by Lessor net of all amounts referred to in the fifth sentence of the preceding paragraph, and the rental adjustment set forth in Subsection 18(b) hereof shall be recomputed and payable on such basis, without interest.

(b) Rent Adjustment.

(i) In the event (1) that the Actual Residual Value of the Equipment is less than the percentage ("TRAC percentage") of the aggregate Lessor's cost set forth in the Schedule (the "Estimated Residual Value"), then Lessee shall pay to Lessor, as an adjustment to the rent payable on the Expiration Date, an amount equal to the excess of the Estimated Residual Value over such Actual Residual Value and (2) that if the Actual Residual Value of the Equipment is greater than the Estimated Residual Value, then Lessor shall pay to Lessee, as an adjustment to the rent payable on the Expiration Date, an amount equal to the excess of such Actual Residual Value.

(ii) In the event that the Equipment is sold by Lessor pursuant to Section 11 hereof and the amount realized on such sale, net of all taxes, costs and expenses (including without limitation, legal fees and expenses) incurred or paid by Lessor in connection with such sale of such Equipment, is in excess of the sum of (1) the Stipulated Loss Value determined as of the rent payment date on or immediately preceding the date of such sale, and (2) all accrued and unpaid rent for such Equipment due on all rent payment dates up to and on the date of such sale (together with interest on such amounts at the late charge rate from such rent payment dates), then Lessor shall pay to Lessee, as an adjustment to the rent payable hereunder, an amount equal to such excess.

(iii) Any payments required to be made by this Subsection 18(b) shall be made, in the event the Equipment is not sold, on the Expiration Date, and, in the event such Equipment is sold, on the date of such sale. Lessor's obligation to sell such Equipment to Lessee under Subsection 18(a) hereof is contingent upon receipt by Lessor of the Equipment and the amount, if any, payable to Lessor by Lessee under this Subsection 18(b).

19. Miscellaneous.

(a) This Lease constitutes the entire agreement between Lessor and Lessee with respect to the Equipment and supersedes all prior correspondence between the parties. No covenant, condition or other term of provision hereof shall be deemed waived, amended, or modified by either party unless such waiver, amendment, or modification is in writing and signed by each of the parties hereto. Section headings are for convenience only and shall not be construed as part of this Lease. Lessee's initials ________

(b) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein.

(c) Any provision of this Lease which may be prohibited or unenforceable in any jurisdiction shall not, as to such jurisdiction, invalidate the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) LESSOR AND LESSEE IN ANY LITIGATION RELATING TO OR IN CONNECTION WITH THIS LEASE IN WHICH THEY SHALL BE ADVERSE PARTIES WAIVE TRIAL BY JURY.

(e) In the event this Lease or any part hereof is deemed to be a lease intended as security, Lessee grants Lessor a security interest in each item of Equipment as security for all of Lessee's indebtedness and obligations owing under this Lease and under each Schedule as well as all other present and future indebtedness and obligations of Lessee to Lessor of every kind and nature whatsoever.

If Lessee is a corporation, this Lease is executed by authority of its Board of Directors. If Lessee is a partnership or joint venture, this Lease is executed by authority of all its partners or co-venturers.

Dated: 10-6-97

Lessee:

Bestway Coach Express Inc.
Name of individual, corporation or partnership

By ____________ Title President
If corporation, have signed by President, Vice President or Treasurer, and give official title.
If owner or partner, state which.

STATE OF NEW YORK
COUNTY OF NEW YORK
SWORN TO BEFORE ME THIS
6 DAY OF OCT 1997

NOTARY PUBLIC, State of New York
Qualified in Queens County
Commission Expires September 30, 19 97

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By ____________ Title Agent

If Lessee is a partnership, enter:

Partners' names

Home addresses

Guaranty

To: The CIT Group/Equipment Financing, Inc.

P.O. Box 27248
Address

Tempe AZ 85285-7248
City State Zip Code

Each of us severally requests you to extend credit to or to purchase security agreements, leases, notes, accounts and/or other obligations (herein generally termed "paper") of or from or otherwise to do business with

Eastway Coach Express Inc. Waldorf MD
Company City State

hereinafter called the "Company," and to induce you so to do and in consideration thereof and of benefits to accrue to each of us therefrom, each of us, as a primary obligor, jointly and severally and unconditionally guarantees to you that the Company will fully and promptly pay and perform all its present and future obligations to you, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured and whether originally contracted with you or otherwise acquired by you, irrespective of any invalidity or unenforceability of any such obligation or the insufficiency, invalidity or unenforceability of any security therefor; and agrees, without your first having to proceed against the Company or to liquidate paper or any security therefor, to pay on demand all sums due and to become due to you from the Company and all losses, costs, attorneys' fees or expenses which may be suffered by you by reason of the Company's default or default of any of the undersigned hereunder; and agrees to be bound by and on demand to pay any deficiency established by a sale of paper and/or security held, with or without notice to us. This guaranty is an unconditional guarantee of payment and performance. No guarantor shall be released or discharged, either in whole or in part, by your failure or delay to perfect or continue the perfection of any security interest in any property which secures the obligations of the Company or any of us to you, or to protect the property covered by such security interest.

No termination hereof shall be effected by the death of any or all of us. No termination shall be effective except by notice sent to you by certified mail return receipt requested naming a termination date effective not less than 90 days after the receipt of such notice by you; or effective as to any of us who has not given such notice; or affect any transaction effected prior to the effective date of termination.

Each of us waives: notice of acceptance hereof; presentment, demand, protest and notice of nonpayment or protest as to any note or obligation signed, accepted, endorsed or assigned to you by the Company; any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which any of us may now or hereafter have against the Company or any other person directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to the Company's property (including, without limitation, property collateralizing its obligations to you), arising from the existence or performance of this guaranty; all exemptions and homestead laws and any other demands and notices required by law; all setoffs and counterclaims; any and all defenses based on suretyship or any other applicable law, including without limitation all rights and defenses arising out of (i) an election of remedies by you even though that election of remedies may have destroyed rights of subrogation and reimbursement against the Company by operation of law or otherwise, (ii) protections afforded to the Company pursuant to antideficiency or similar laws limiting or discharging the Company's obligations to you, (iii) the invalidity or unenforceability of this guaranty, (iv) the failure to notify any of us of the disposition of any property securing the obligations of the Company, (v) the commercial reasonableness of such disposition or the impairment, however caused, of the value of such property, and (vi) any duty on your part (should such duty exist) to disclose to any of us any matter, fact or thing related to the business operations or condition (financial or otherwise) of the Company or its affiliates or property, whether now or hereafter known by you.

You may at any time and from time to time, without our consent, without notice to us and without affecting or impairing the obligation of any of us hereunder, do any of the following:

(a) renew, extend (including extensions beyond the original term of the respective item of paper), modify (including changes in interest rates), release or discharge any obligations of the Company, of its customers, of co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said obligations;

(b) accept partial payments of said obligations;

(c) accept new or additional documents, instruments or agreements relating to or in substitution of said obligations;

Rider A

to Schedule 1 , dated 10-6-97 to Master Lease between The CIT Group/Equipment Financing, Inc.,

as Lessor, and Bestway Coach Express Inc., as Lessee.

This Rider forms a part of the above-referenced Schedule to Master Lease. Terms defined in the Schedule and Master Lease will have the same meanings when used in this Rider unless otherwise defined.

1. RETURN.

At the end of the term, the Equipment shall be in the condition and repair required to be maintained by Section 3 of theLease and Section 2 hereof and free and clear of all Liens.

2. OPERATION, MAINTENANCE, ADDITIONS.

(a) Lessee will, at its own expense, keep and maintain the Equipment in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, reasonable wear and tear excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become the property of Lessor and part of the Equipment. Without limiting the generality of the foregoing provisions of this Subsection, Lessee agrees that at the end of the term, each item of Equipment shall comply with the following criteria at minimum:

All units must be able to pass performance tests with in manufacturers specifications.

All electrical, hydraulic, pneumatic and mechanical systems to be fully operational according to manufacturers specifications.

No cracked or broken glass.

At least 12/32" of tread remaining on non-recapped tires.

At least 50% of brakes remaining.

Mileage not to exceed 110,000 miles per year. Excess mileage to be paid at .03 mile.

(b) Lessee will not make or authorize any improvement, change, addition or alteration to the Equipment (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration; or (ii) if any parts installed in or attached to or otherwise becoming apart of the Equipment as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the Equipment. Any part which is added to the Equipment without violating the provisions of the immediately preceding sentence and which is not a replacement or

Exhibit A to Schedule 1 to Master Lease Dated 10-6-97 between THE CIT GROUP/EQUIPMENT FINANCING, INC., as Lessor and Bestway Coach Express Inc. , as Lessee.

Stipulated Loss Values

Monthly Rent Payment	Percentage of Lessor's Cost	Monthly Rent Payment	Percentage of Lessor's Cost	Monthly Rent Payment	Percentage of Lessor's Cost
1	99.7572	29	79.8564	57	50.6910
2	98.8652	30	78.6864	58	49.3272
3	97.9260	31	77.5097	59	47.9532
4	98.5700	32	76.3236	60	46.5759
5	99.2167	33	75.1309	61	45.1883
6	98.2746	34	73.9287	62	43.7904
7	97.2123	35	72.7169	63	42.3890
8	96.3415	36	71.4984	64	42.5688
9	95.3506	37	70.2703	65	42.7494
10	94.3510	38	69.0326	66	41.3392
11	93.3427	39	67.7880	67	39.9295
12	92.3140	40	68.1253	68	38.5094
13	91.2766	41	68.4640	69	37.0899
14	90.2303	42	67.2125	70	35.6599
15	89.1635	43	65.9541	71	34.2194
16	89.6792	44	64.6860	72	32.7793
17	90.1972	45	63.4109	73	31.3287
18	89.1258	46	62.1259	74	29.8676
19	88.0427	47	60.8311	75	28.4068
20	86.9507	48	59.5291	76	28.5269
21	85.8470	49	58.2179	77	28.6475
22	84.7341	50	56.8954	78	27.1887
23	83.6121	51	55.5663	79	25.7283
24	82.4783	52	55.8187	80	24.2649
25	81.3353	53	56.0722	81	22.8040
26	80.1830	54	54.7352	82	21.3420
27	79.0188	55	53.3949	83	20.0000
28	79.4367	56	52.0446	84	20.0000

Lessee:

Bestway Coach Express Inc.

By ____ Title President

WILSON S.H. CHENG

Print or Type Name

Lessor:

The CIT Group/Equipment Financing, Inc.

By ____ Title Agent

Kathy Taylor

Print or Type Name

STATE OF NEW YORK } SS:
COUNTY OF NEW YORK }
SWORN TO BEFORE ME THIS 6 DAY OF OCT 19 97

[illegible]
NOTARY PUBLIC, State of New York
No. [illegible]
Qualified in [illegible] County
Commission Expires September 30, 19 99